UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Ventana Medical Systems, Inc.

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VENTANA MEDICAL SYSTEMS, INC.
1910 Innovation Park Drive
Tucson, Arizona 85737

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 13, 2003

You are invited to attend the Annual Meeting of Stockholders of Ventana Medical Systems, Inc., a Delaware corporation (“Ventana”), which will be held at Ventana’s headquarters, located at 1910 Innovation Park Drive, Tucson, Arizona 85737 on Tuesday, May 13, 2003, at 10:00 a.m., local time.

MATTERS TO BE VOTED ON:

1.	Ratification of the selection of Ernst & Young LLP as the independent auditors for our fiscal year 2003;

2.	Election of two Class I directors to serve for a term of three years expiring at the 2006 Annual Meeting of Stockholders or until a successor is elected; and

3.	Any other matters that may properly come before the meeting or any adjournment thereof.

The close of business on March 19, 2003 has been fixed as the record date for the determination of the stockholders of record entitled to notice of, and to vote at, this meeting or any adjournment thereof. The list of stockholders entitled to vote at this meeting is available for examination by any stockholder at the offices of Ventana Medical Systems, Inc., 1910 Innovation Park Drive, Tucson, Arizona 85737.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THIS MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY, SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY OR TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THIS MEETING.

By Order of the Board of Directors

John Patience
Vice Chairman of the Board

Tucson, Arizona
March 26, 2003

VENTANA MEDICAL SYSTEMS, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

The enclosed Proxy is solicited on behalf of the Board of Directors of Ventana Medical Systems, Inc., for use at the Annual Meeting of Stockholders to be held Tuesday, May 13, 2003 at 10:00 a.m. local time, or at any postponement or adjournment thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.  The Annual Meeting will be held at 1910 Innovation Park Drive, Tucson, Arizona 85737.

These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 2002, including financial statements, were first mailed on or about April 2, 2003 to all stockholders entitled to vote at the meeting.  “We,” “our,” “Ventana” and the “Company” refer to Ventana Medical Systems, Inc. and its subsidiaries.

GENERAL INFORMATION

Who can vote?

You are entitled to vote your common stock if our records show that you held your shares as of March 19, 2003. At the close of business on that date, 16,398,790 shares of common stock were outstanding and entitled to vote. Each share of common stock has one vote. The enclosed proxy card shows the number of shares that you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties.

Voting by Proxy.

If your common stock is held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from this holder that you must follow in order to have your shares voted. If you hold your shares in your own name as a holder of record, you may instruct the persons named as proxies how to vote your common stock by signing, dating and mailing the proxy card in the envelope provided. However, you are welcome to come to the meeting and vote your shares in person. If you return a proxy without specific voting instructions, your shares will be voted by the persons named as proxies as recommended by the Board of Directors. At this time, we are not aware of any additional matters to be presented at the Annual Meeting except for those described in this proxy statement. However, if any other matters not described in this proxy statement are properly presented at the meeting, the persons named as proxies will use their best judgment to determine the vote of your shares. If the meeting is adjourned, your common stock may also be voted by the persons named as proxies on the new meeting date, unless you have revoked your proxy instructions prior to that time.

How may I revoke my	You may revoke your proxy instructions by any of the following procedures:
proxy	1.	Send a different signed proxy with a later date;
instructions?
	2.	Send a letter to our Corporate Secretary revoking your proxy before your common stock has been voted by the persons named as proxies at the meeting; or

	3.	Attend the Annual Meeting and vote your shares in person.

How are votes counted?

Holders of a majority of the outstanding shares entitled to vote must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business.  If the shares present, in person and by proxy, at the meeting do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares that are voted “FOR,” “AGAINST” or “WITHHELD” are treated as being present at the meeting for purposes of establishing a quorum.  Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” with respect to a matter will also be treated as shares entitled to vote (the “Votes Cast”) with respect to such matter.

While no definitive statutory or case law authority exists in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the number of Votes Cast with respect to a proposal (other than the election of directors).  In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner.  Accordingly, abstentions will have the same effect as a vote against the proposal.

Broker non-votes (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted.  Accordingly, broker non-votes will make a quorum more readily obtainable, but will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast.  With respect to a proposal that requires a majority of the outstanding shares, however, a broker non-vote has the same effect as a vote against the proposal.

Cost of this Proxy Solicitation.

We will pay the cost of this proxy solicitation and, upon request, will reimburse brokers, banks and other nominees for their expenses in sending proxy material to their principals and obtaining their proxies.  We will solicit proxies by mail, except for any incidental personal solicitation made by our directors, officers, and employees.

Attending the Annual Meeting.

If you are a holder of record and plan to attend the Annual Meeting, please indicate your plans when you return your proxy. If you are a beneficial owner of common stock held by a broker or bank, you will need proof of ownership to be admitted to the meeting. Proof of ownership can be shown by a recent brokerage statement or letter from a broker or bank detailing your ownership of our shares on the record date. If you wish to vote in person your common stock held in street name, you will have to get a proxy in your name from the registered holder.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

Proposal 1: Ratification of Independent Auditors

The affirmative vote of a majority of the Votes Cast at the Annual Meeting is required to ratify the selection of the independent auditors. Therefore, an abstention or a vote to “ABSTAIN” from voting has the same effect as voting “AGAINST” this proposal.

Proposal 2: Election of Two Class I Directors

The two nominees for director receiving the most votes will be elected. Therefore, if you do not vote for a nominee or you indicate “WITHHELD” for any nominee on your proxy card, your vote will not count for or against any nominee.

WHOM SHOULD I CALL IF I HAVE QUESTIONS?

If you have questions about the Annual Meeting or voting, please contact our Corporate Secretary, Mr. Nicholas Malden. Mr. Malden can be reached via telephone at (520) 887-2155 or via fax at (520) 229-4204.

PROPOSALS

PROPOSAL NO. 1 -- RATIFICATION OF INDEPENDENT AUDITORS

Our Board of Directors, acting upon the recommendation of the Audit Committee, has selected the firm of Ernst & Young LLP, independent auditors, to audit our consolidated financial statements for the fiscal year ending December 31, 2003, and to perform other appropriate accounting services. A resolution will be presented to the Annual Meeting to ratify this selection. The affirmative vote of a majority of the number of Votes Cast by the common stock represented at the meeting is needed to ratify the selection. If the stockholders do not ratify the appointment of Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Board of Directors and the Audit Committee.

Ernst & Young LLP has audited Ventana’s financial statements since 1994.  We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting and they will be presented with the opportunity to make a statement. They are also expected to be available to respond to questions.

Audit and Other Professional Fees

During the fiscal year ended December 31, 2002, fees for services provided by Ernst & Young LLP were as follows:

          Audit Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of our consolidated financial statements for the fiscal year ended December 31, 2002 and for the reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year were $344,700.

          Financial Information Systems Design and Implementation Fees

We did not engage Ernst & Young LLP to provide any information technology services during the fiscal year ended December 31, 2002.

          All Other Fees

The aggregate fees billed by Ernst & Young LLP for services rendered to us, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees” for the fiscal year ended December 31, 2002 were $157,400, including audit related services of $63,900 and non-audit related services of $93,500. Audit related services generally include fees for pension and statutory audits, business acquisitions, accounting consultations, internal audit and SEC registration statements.

The Audit Committee has specifically approved non-audit services performed by Ernst & Young LLP and has determined that the rendering of such non-audit services were compatible with maintaining their independence.

The persons named as proxies will vote in favor of ratifying the selection of Ernst & Young LLP unless instructions to the contrary are indicated on the accompanying proxy card.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

PROPOSAL NO. 2 -- ELECTION OF TWO CLASS I DIRECTORS

Number of Directors to be Elected

Currently our Board of Directors consists of eight persons, divided into three classes serving staggered terms of three years. Currently, we have two directors in Class I, three directors in Class II and three directors in Class III. Two Class I directors are to be elected at this year’s Annual Meeting. The Class II directors will hold office until next year’s 2004 Annual Meeting and the Class III directors will hold office until the 2005 Annual Meeting.  If any director resigns or otherwise is unable to complete his or her term of office, the Board will elect another director for the remainder of the term of the exiting director.

Vote Required	The two individuals with the highest number of votes are elected to office. There is no cumulative voting in the election of directors.

Nominees of the Board	The Board has nominated the following individuals to serve as Class I directors until the 2006 Annual Meeting and the election of their successors:

Mark C. Miller
James R. Weersing

Currently, both of these nominees serve on the Board. They have both agreed to be named in this proxy statement and to serve if elected. Mr. Miller was absent for one meeting in the prior year and Mr. Weersing attended all of the meetings of the Board in the prior year.

To view additional information regarding each of the nominees and the continuing Class II and Class III directors and the Company’s executive management team, review the “Information about the Directors and Officers” beginning on the following page.

We are not aware of reasons why the listed nominees would not be able to serve. However, if any nominee is unavailable for election, the persons named as proxies would vote your shares to approve the election of any substitute nominee proposed by the Board. The Board may also choose to reduce the number of directors to be elected, as permitted by our Bylaws.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES SET FORTH HEREIN.

INFORMATION ABOUT THE DIRECTORS AND OFFICERS

Nominees for Class I Directors

Mark C. Miller (Age 47) Member of the Audit Committee

Mr. Miller has served as a director of Ventana since January 2001.  Mr. Miller has also been the President and Chief Executive Officer and a director of Stericycle since May 1992.  Prior to joining Stericycle, Inc., Mr. Miller served as Vice President, Pacific/Asia/Africa for the International Division of Abbott Laboratories, which he joined in 1977 and where he held a number of management and marketing positions. Mr. Miller also serves on the Board of Lake Forest Hospital.  Mr. Miller received a B.S. degree in computer science from Purdue University, where he graduated Phi Beta Kappa.

James R. Weersing (Age 63) Chairman of the Compensation Committee and Member of the Audit Committee

Mr. Weersing has served as a director of Ventana since October 1994. Since 1984, Mr. Weersing has been a Managing Director of MBW Venture Partners, a venture capital investment firm.  Mr. Weersing is also President of JRW Technology, Inc., a consulting firm.  Mr. Weersing also serves on the boards of Cerematec Inc. and Ischemia Technologies, Inc.  Mr. Weersing received a B.S.M.E. and an M.B.A. from Stanford University.

Continuing Class II Directors

Rex J. Bates (Age 79) Chairman of the Audit Committee and Member of the Nominating Committee

Mr. Bates has served as a director of Ventana since April 1996.  From August 1991 to May 1995, Mr. Bates served on the Board of Directors of Twentieth Century Industries and was a member of its Compensation Committee.  Prior to Twentieth Century Industries, Mr. Bates served as the Vice-Chairman of the Board of Directors of the State Farm Mutual Automobile Insurance Company.  Mr. Bates also served as State Farm’s Chief Investment Officer.  In March 1991, Mr. Bates retired from State Farm.  Prior to Mr. Bates’ employment with State Farm, he was a partner in the investment firm of Stein, Roe & Farnham in Chicago.  Mr. Bates received a B.S. and an M.B.A. from the University of Chicago.

Edward M. Giles (Age 67) Member of the Compensation and Audit Committees

Mr. Giles has served as a director of Ventana since September 1992.  Mr. Giles has served as Chairman of The Vertical Group, Inc., a venture capital investment firm, since January 1989.  Mr. Giles was previously President of F. Eberstadt & Co., Inc., a securities firm, and Vice Chairman of Peter B. Cannell & Co., Inc., an investment management firm.  He is currently a director of Synthetech, Inc.  Mr. Giles received a B.S.Ch.E. in Chemical Engineering from Princeton University and an M.S. in Industrial Management from the Massachusetts Institute of Technology.

Christopher M. Gleeson (Age 53)

Mr. Gleeson became President and Chief Executive Officer and a director in May 1999.  He joined Ventana in March 1999 as Executive Vice President and Chief Operating Officer.  Prior to joining the Company, Mr. Gleeson was Senior Vice President of Bayer Diagnostics and General Manager of the U.S. Commercial Operations for Chiron Diagnostics, and prior to that, the founder, owner and Managing Director of Australian Diagnostics Corporation, a leading diagnostics distributor in Australia.

Continuing Class III Directors

Jack W. Schuler (Age 62) Chairman of the Board and Chairman of the Nominating Committee

Mr. Schuler has served as a director of Ventana since April 1991 and as Chairman of the Board of Directors since November 1995.  Mr. Schuler has been Chairman of the Board of Directors of Stericycle, Inc. since March 1990. Mr. Schuler is also a partner in Crabtree Partners, a Chicago based venture capital firm.  Prior to joining Stericycle, Mr. Schuler held various executive positions at Abbott Laboratories from December 1972 through August 1989, serving most recently as President and Chief Operating Officer.  He is currently a director of Medtronic, Inc., Chiron Corporation and Takeda Pharmaceuticals North America, Inc.  Mr. Schuler received a B.S. in Mechanical Engineering from Tufts University and an M.B.A. from Stanford University.

John Patience (Age 55) Vice Chairman of the Board and Member of the Compensation and Nominating Committees

Mr. Patience has served as a director of Ventana since July 1989 and as Vice Chairman since January 1999.  Mr. Patience was previously partner of Marquette Venture Partners, a venture capital investment firm, from January 1988 until March 1995.  Since April 1995, Mr. Patience also has been a partner in Crabtree Partners, a Chicago-based venture capital firm. Mr. Patience was previously a partner in the consulting firm of McKinsey & Co., specializing in health care.  He is currently a director of Stericycle, Inc. Mr. Patience received a B.A. in Liberal Arts and an L.L.B. from the University of Sydney, Australia and an M.B.A. from the University of Pennsylvania Wharton School of Business.

Thomas M. Grogan, M.D (Age 57)

Dr. Grogan is a founder, a director, Chairman Emeritus and Chief Scientific Officer of Ventana.  He has served as a director since the founding of the Company in June 1985, and was Chairman of the Board of Ventana from June 1985 to November 1995.  Until 2000, he was also a professor of pathology at the University of Arizona, College of Medicine, where he has taught since 1979. He received a B.A. in Biology from the University of Virginia and an M.D. from the George Washington School of Medicine.  Dr. Grogan completed a post-doctorate fellowship at Stanford University.

Officers

Kendall B. Hendrick (Age 43)

Mr. Hendrick joined Ventana in August 1998 and is currently Vice President and General Manager of Diagnostic Assays & Systems.  From April 1990 to August 1998, Mr. Hendrick held various product development management positions with Abbott Laboratories, Diagnostics Division, most recently as the Director of the Architect Research & Development Program.  Mr. Hendrick holds a B.S. in Mechanical Engineering from Virginia Polytechnic Institute.

Hitoshi Isobe (Age 52)

Mr. Isobe joined Ventana in January 1998 and is currently Vice President and General Manager of Ventana, Japan K.K.  Prior to joining Ventana, Mr. Isobe was Chief Operating Officer of BioMerieux, Japan.  Prior to BioMerieux he held various management positions at Dainabot K.K., a leading diagnostic company in Japan.  Mr. Isobe holds a B.A. in Commercial Law from Ehime University in Japan.

Tim Johnson (Age 41)

Mr. Johnson joined Ventana as Vice President and General Manager, Manufacturing Operations and Lean Systems in February 2002.  From 1993 until joining Ventana, Mr. Johnson held various management positions with Hill-Rom Company a subsidiary of Hillenbrand Industries, most recently as Vice President of Marketing and Vice President and General Manager, Maternal & Infant Care Strategic Business Unit.  Mr. Johnson has a B.S. in Operations and Systems Management from Indiana University.

Kirk M. Kimler (Age 40)

Mr. Kimler joined the Company in 1999 and is currently the Vice President of Worldwide Marketing – Platforms.  From August 1988 to October 1999, Mr. Kimler held various sales and marketing positions with Abbott Laboratories, Diagnostics Division including Marketing Manager, Architect and South East Commercial Operations.  Prior to Abbott, Mr. Kimler was an officer in the United States Army.  Mr. Kimler holds a B.A. in Economics from the University of Notre Dame and an M.B.A. from University of Chicago.

Jim LaFrance (Age 43)

Mr. LaFrance joined Ventana in November 2001 and is currently Vice President of Worldwide Marketing – Reagents.  Mr. LaFrance spent 16 years with Bayer Diagnostics in various management roles, most recently as Vice President of Marketing & Business Development for the global Near Patient Testing division.  Mr. LaFrance has a B.A. in Economics from the University of Connecticut, an M.B.A. from the University of Notre Dame and is a C.P.A.

Nicholas Malden (Age 45)

Mr. Malden joined Ventana as Vice President, Chief Financial Officer and Secretary in October 2000.  From 1985 until joining Ventana, Mr. Malden held various financial management positions with The Gillette Company, most recently as Vice President-Finance for the Duracell Global Business Management Group.  Mr. Malden has a B.A. in Political Science from Grinnell College and an M.B.A. from Emory University.

Carole Marcot (Age 56)

Ms. Marcot joined Ventana in January 2003 and is currently Vice President of Quality Systems and Regulatory.  Prior to joining Ventana, Ms. Marcot was Vice President, Worldwide Regulatory Affairs, Clinical Affairs and Quality with Impulse Dynamics Inc. a privately funded start up company.  From 1994 to 1999 Ms. Marcot was Vice President, Regulatory and Clinical Affairs with Cardiogenesis Corporation.  Ms. Marcot has a B.A. in Biology with a Chemistry minor from College of St. Elizabeth, an M.B.A. from University of California, a JD from Western State University College of Law, and is a member of the California State Bar.

Hany Massarany (Age 41)

Mr. Massarany joined Ventana in July 1999 and is currently Vice President and General Manager of North America Commercial Operations.  Prior to joining Ventana Mr. Massarany held management positions with Bayer Diagnostics and Chiron Diagnostics. Mr. Massarany holds a B.S. from Monash University in Australia and an M.B.A. from the University of Melbourne.

Phillip Miller (Age 54)

Mr. Miller rejoined Ventana in September 2002; his prior tenure with Ventana was from 1988 to 1994, during which he held several management positions.  From 1994 to 2002 Mr. Miller held various management positions with Nichols Institute Diagnostics, a division of Quest Diagnostics, most recently as Vice President, Research and Development.  From 1975 to 1987 Mr. Miller held various management positions with Abbott Laboratories.  Mr. Miller holds a B.S. in Chemistry from Indiana University.

Mark Nechita (Age 43)

Mr. Nechita joined Ventana in June 2000, as Vice President, Human Resources, Environmental Health and Safety.  Prior to joining Ventana, Mr. Nechita worked in Human Resources in the United States and internationally for RJR Nabisco, FMC and most recently, Cordant Technologies where he was Vice President, Human Resources for their Huck Fasteners unit.  Mr. Nechita has a B.S. in Industrial and Labor Relations from Cornell University.

Bernard O.C. Questier (Age 49)

Mr. Questier has served as Vice President and General Manager of Europe, Middle East & Africa since May 1999.  He has been the Company’s Vice President of European Operations since February 1996.  From October 1990 until joining Ventana in October 1995, Mr. Questier held a number of management positions at E.I. DuPont de Nemours, most recently as Business Manager for NEN Life Science Products in Europe.  Mr. Questier received a degree in Chemical Engineering from the Technical Institute in Oostende, Belgium.

ABOUT THE BOARD AND ITS COMMITTEES

The Board

We are governed by a Board of Directors and various Committees of the Board that meet throughout the year. The Board of Directors held five meetings during 2002. The responsibility of the directors extends throughout the year at Board and Committee meetings and informal conferences and communications regarding our business.

Committees of the Board

The Board has three principal Committees, the Audit Committee, the Compensation Committee and the Nominating Committee. The function of each of these Committees, the current membership and the number of meetings held during 2002 is described below.

Audit Committee	The Audit Committee annually reviews matters primarily related to financial controls and the audit of our operations. This review includes, but is not limited to:

	•	Discussions of the findings of the independent auditors that result from the audit and certification of our financial statements;

•

Discussions of the accounting principles used for corporate and tax reporting purposes, including actual or impending changes in financial accounting requirements that may have a material affect on our business;

	•	Reviews of the adequacy of financial and accounting controls, including the scope and performance of the internal auditing function; and

	•	Reviews of recommendations made by the independent auditors for changes in policies or practices.

The Audit Committee recommends a firm of certified public accountants to conduct our audit for the coming year to the Board of Directors.

In 2002, the Board elected Rex Bates, Edward Giles, Mark Miller and James Weersing to the Audit Committee. The Audit Committee held seven meetings during 2002.

Compensation Committee

The Compensation Committee has three primary functions. First, it reviews the performance of the principal executive officers annually, reporting the results of this review and recommending to the Board compensation packages for these officers. Second, the Compensation Committee reviews compensation to outside directors for service on the Board and for service on Committees of the Board. Finally, the Committee reviews the level and extent of applicable benefits we provide with respect to automobiles, travel, insurance, health and medical coverage, stock options and other stock plans and benefits.

In 2002, the Board elected James Weersing, Edward Giles and John Patience to the Compensation Committee.  See “Compensation Committee Interlocks and Insider Participation” in the following section.  The Compensation Committee held one meeting in 2002, with all members present.

Nominating Committee

The Nominating Committee is responsible for the development of general criteria regarding the qualifications and selection of Board members. It recommends candidates to serve on the Board. The Nominating Committee consists of directors Jack Schuler, Rex Bates and John Patience.  The Nominating Committee did not meet in 2002.

The Nominating Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. Stockholders who wish to propose nominations for directors for consideration at the 2004 Annual Meeting of Stockholders may do so in accordance with the procedures described below under “STOCKHOLDERS PROPOSALS.”

Director Compensation

Ventana directors do not receive cash for services they provide as directors or members of Board Committees, but may be reimbursed for their reasonable expenses for attending Board and Board Committee meetings.  All Board members received 30,000 options to purchase common stock vesting over a 36 month period.  In addition, Jack W. Schuler, Chairman and John Patience, Vice Chairman received 50,000 options to purchase common stock, vesting monthly over a 12 month period.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The Compensation Committee consists of non-employee directors, James Weersing, Edward Giles and John Patience.  Other than John Patience, none of the members of the Compensation Committee has been or is an officer or employee of Ventana. None of our executive officers serves on the Board of Directors or Compensation Committee of a company that has an executive officer that serves on our Board of Directors or Compensation Committee.  No member of our Board of Directors is an executive officer of a company in which one of our executive officers serves as a member of the Board of Directors or Compensation Committee of that company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to beneficial ownership of the common stock as of March 19, 2003 by (i) each stockholder that we know is the beneficial owner of more than 5% of the common stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the Summary Compensation Table set forth under “Executive Compensation” and (iv) all executive officers and directors as a group.  We have relied exclusively upon information provided to us by our directors and executive officers and copies of documents sent to us that have been filed with the Securities and Exchange Commission by others for purposes of determining the number of shares each person beneficially owns.  Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and generally includes those persons who have voting or investment power with respect to the securities.  Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them.  Percentage ownership in the table below is based on 16,398,790 shares of common stock outstanding as of March 19, 2003.  Shares of our stock subject to options or warrants that are exercisable within 60 days of the March 19, 2003 are also deemed outstanding for purposes of calculating the percentage ownership of that person, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.  Unless otherwise indicated, the address for each stockholder listed in the table is 1910 Innovation Park Drive, Tucson, AZ 85737.

Name and Address of Beneficial Owner	Number of Shares	Percent of Common Shares

Kopp Investment Advisors, Inc. 7701 France Avenue South Suite 500 Edina, MN 55435	2,498,856	15.2
Wellington Management Co. LLP 75 State Street Boston, MA 02109	1,936,200	11.8
Oracle Investment Management, Inc 200 Greenwich Avenue Third Floor Greenwich, CT 06830	1,208,700	7.4
MBW Venture Partners. L.P 365 South Street Morristown, NJ 07960	1,042,348	6.4
Jack W. Schuler (1)	1,698,523	10.4
John Patience (2)	947,606	5.8
Edward M. Giles (3)	753,057	4.6
Christopher M. Gleeson (4)	157,350	1.0
Thomas M. Grogan, M.D. (5)	136,138	*
Rex J. Bates (6)	137,559	*
Bernard O.C. Questier (7)	97,441	*
James R. Weersing (8)	88,152	*
Hany Massarany (9)	50,461	*
Mark C. Miller (10)	43,733	*
Nicholas Malden (11)	30,377	*
All Directors and Officers as a group (11 persons)	4,135,024	25.2

* Less than 1%

(1)

Includes 405,208 shares issuable upon the exercise of options exercisable within 60 days of March 19, 2003 held by Mr. Schuler; 73,512 shares beneficially owned by Mr. Schuler as custodian for Tanya Eva Schuler; 73,512 shares beneficially owned by Mr. Schuler as custodian for Therese Heidi Schuler; 73,512 shares beneficially owned by Mr. Schuler, as custodian for Tino Hans Schuler; 59,540 shares beneficially owned by the Schuler Family Foundation; and 6,250 shares owned by Mrs. Schuler.

(2)	Includes 420,208 shares issuable upon the exercise of options exercisable within 60 days of March 19, 2003 held by Mr. Patience, as well as 4,800 shares held in the name of Mrs. Patience.

(3)

Includes 620,701 shares beneficially owned by Vertical Fund Associates, L.P. Also includes 58,608 shares issuable upon the exercise of options exercisable within 60 days of March 19, 2003 held by Mr. Giles. Also includes 37,462 shares beneficially owned by Edward M. Giles IRA. Mr. Giles, one of our directors, is chairman of the Vertical Group, Inc. Mr. Giles disclaims beneficial ownership of the shares beneficially owned by such entities affiliated with the Vertical Group, Inc., except to the extent of his partnership interest therein.

(4)	Includes 142,136 shares issuable upon the exercise of options exercisable within 60 days of March 19, 2003 held by Mr. Gleeson.

(5)	Includes 78,290 shares issuable upon exercise of options exercisable within 60 days of March 19, 2003 held by Dr. Grogan.

(6)	Includes 58,608 shares issuable upon the exercise of options exercisable within 60 days of March 19, 2003 held by Mr. Bates.

(7)	Includes 93,785 shares issuable upon the exercise of options exercisable within 60 days of March 19, 2003 held by Mr. Questier.

(8)

Includes 58,608 shares issuable upon the exercise of options exercisable within 60 days of March 19, 2003 held by Mr. Weersing; and 29,544 shares beneficially owned by James R. Weersing and Mary H. Weersing, Trustees of the Weersing Family Trust U/D/T dated April 24, 1991.

(9)	Includes 47,725 shares issuable upon exercise of options exercisable within 60 days of March 19, 2003 held by Mr. Massarany.

(10)	Includes 38,333 shares issuable upon exercise of options exercisable within 60 days of March 19, 2003 held by Mr. Miller.

(11)	Includes 29,499 shares issuable upon exercise of options exercisable within 60 days of March 19, 2003 held by Mr. Malden.

COMPENSATION OF EXECUTIVE OFFICERS AND OTHER MATTERS

Executive Compensation

The following table sets forth all compensation paid to our chief executive officer and the four most highly compensated executive officers for services rendered during the last three completed fiscal years.

Summary Compensation Table

				Long-Term Compensation Awards
		Annual Compensation
				Restricted Stock Awards ($)		Securities Underlying Options/SAR
							All Other Compenstation
Name and Principal Position	Year	Salary	Bonus

Christopher M. Gleeson	2002	255,808	—	—		45,000	—
President, Chief Executive	2001	234,802	—	—		—	—
Officer and Director	2000	226,719	—	—		20,625	105,359	(1)
Nicholas Malden	2002	219,759	—	—		18,000	—
Vice President, Chief	2001	212,115	—	—		3,901	30,343	(1)
Financial Officer and Secretary	2000	62,436	—	—		45,000	—
Kendall B. Hendrick	2002	197,547	6,988	—		21,275	—
Vice President,	2001	188,666	—	—		8,760	—
General Manager of Diagnostic Assays & Systems	2000	173,200	13,000	263,750	(2)	14,481	—
Hany Massarany	2002	190,931	—	—		21,991	29,978	(1)
Vice President, General	2001	172,541	29,119	—		14,182	—
Manager of North America Commercial Operations	2000	111,094	—	—		21,610	—
Timothy B. Johnson	2002	170,005	—	—		35,000	32,425	(1)
Vice President,	2001	—	—	—		—	—
General Manager of Manufacturing Operations and Lean Systems	2000	—	—	—		—	—

(1)	Relocation expenses inclusive of tax reimbursement on non-deductible portion.

(2)

Grant of 10,000 shares of restricted stock on October 31, 2000. For the purposes of this table, the shares are valued at $26.375 (the market price on October 30, 2000). The shares will vest five years from the date of grant

Option Grants in the Last Fiscal Year

The following table sets forth information with respect to each grant of stock options made during the fiscal year ended December 31, 2002 to each executive officer named in the preceding Summary Compensation Table:

Option Grants in Last Fiscal Year

	Number of Securities Underlying Options Granted(1)		% of Total Options Granted in 2002(2)	Exercise or Base Price ($/Sh)(3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)

Name						5%($)	10%($)

Christopher M. Gleeson	42,833	(a)	7.0%	$20.120	21-01-2012	541,981	1,373,487
	2,167	(b)	0.4%	$20.120	21-01-2012	27,420	69,487
Nicholas Malden	18,000	(a)	3.0%	$20.120	21-01-2012	227,760	577,190
Kendall B. Hendrick	18,000	(a)	3.0%	$20.120	21-01-2012	227,760	577,190
	3,275	(b)	0.5%	$20.120	21-01-2012	41,440	105,016
Hany Massarany	18,000	(a)	3.0%	$20.120	21-01-2012	227,760	577,190
	3,991	(b)	0.7%	$20.120	21-01-2012	50,500	127,976
Timothy B. Johnson	35,000	(a)	5.8%	$20.120	21-01-2012	442,868	1,122,313

(1)	The above options were granted under our 1996 Stock Option Plan. Vesting periods are as follows: (a) five years and (b) immediate.

(2)	Based on aggregate of 608,465 options granted by us during the year ended December 31, 2002.

(3)	The option exercise price per share was equal to the fair market value of our common stock on the date of grant.

(4)

The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of our securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of our common stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Aggregate Option Exercises in 2002 and Values at December 31, 2002

The following table sets forth information concerning option exercises during 2002 and the exercisable and unexercisable options held as of December 31, 2002 by the executive officers.  The “Value Realized” column is based on the closing sales price of a share of our common stock on December 31, 2002, or $24.50, and “Value of Unexercised In-the-Money options at December 31, 2002” column is based on $24.50, less the per share exercise price of the option multiplied by the number of shares issuable upon exercise of the option.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Christopher M Gleeson	—	—	123,893	141,732	580,007	624,344
Nicholas Malden	—	—	21,829	45,072	63,667	133,345
Kendall B. Hendrick	—	—	59,421	30,597	137,656	70,542
Hany Massarany	—	—	39,924	37,859	106,226	94,736
Timothy B. Johnson	—	—	—	35,000	—	102,550

Equity Compensation Plans

The following table summarizes equity compensation plans approved by shareholders and equity compensation plans that were not approved by the shareholders as of December 31, 2002:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weight-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)

Equity compensation plans approved by shareholders (1)	2,199,283	18.33	1,066,924

Equity compensation plans not approved by shareholders (2)	3,297,620	19.30	1,810,264

Total	5.496,903	18.91	2,877,188

(1)

Includes 235,359 outstanding subject to the 1988 Stock Option plan, 1,484,224 outstanding subject to the 1996 Stock Option Plan, 249,998 outstanding subject to the 1996 Director Stock Option Plan, and 229,702 outstanding subject to the 2001 Outside Director Stock Option plan.  Includes 535,544 available for future issuance under the 1996 Stock Option Plan, 2 available for future issuance under the 1996 Director Stock Option Plan, 270,298 available for future issuance under the 2001 Outside Director Stock Option Plan, and 261,080 available for future issuance under the 1996 Employee Stock Purchase Plan.

(2)

The Company has granted to a few consultants and employees nonqualified options to purchase the Company’s common stock.  The options generally vest over five years, expiring at various times from 2008 to 2012, with exercise prices ranging from $16.19 to $29.50.  496,842 of the options are exercisable.

Employment, Severance and Change-of-Control Arrangements

We have an employment agreement with Bernard O.C. Questier, our Vice President of European Operations. The agreement provides for annual compensation of $185,000, which is partly fixed to the Euro (limit 0.839 dollar/euro) should the United States Dollar depreciate relative to the Euro; however, if the United States Dollar appreciates relative to the Euro, Mr. Questier’s salary will follow the appreciation. The agreement states that if Mr. Questier is terminated, he will continue to be paid through the quarter in which notice of termination is given plus one additional full quarter. The agreement does not provide for any specified term of employment. We currently have no employment contracts or agreements with any officer named in the Summary Compensation Table or with any other person.

Under the terms of our 1988 Stock Option Plan, 1996 Stock Option Plan, 1996 Director Option Plan, 1998 Nonstatutory Stock Option Plan, and 2001 Outside Director Stock Option Plan, in the event of a proposed sale of all or substantially all of our assets, or merger with or into another corporation, then the options issued under such plans will either be assumed or a substantially similar option shall be substituted by the surviving entity, or the options issued under such plans will be exercisable as to all shares underlying such options, including shares as to which such options would not otherwise be exercisable.  In addition, in the event of a change of control, all shares underlying options granted under the 2001 Outside Director Stock Option Plan that are assumed by the surviving entity in such transaction will vest if the optionee’s service to the surviving entity as an Outside Director terminates within 24 months of such change in control.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities of the company. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulation to furnish us with copies of all Forms 3, 4 and 5 they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except for two Form 4 filings by Mr. Schuler for stock purchases on September 18, 2001 and October 9, 2002 that were both subsequently filed on January 31, 2003.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The Compensation Committee, made up of three outside directors, is responsible for the administration of our compensation programs including base salaries of executive officers and various types of incentive compensation. These programs are designed to provide competitive levels of total compensation and include other opportunities linked to our performance and stockholder return.

Compensation Philosophy

The design and implementation of our executive compensation programs is based on a series of guiding principles derived from our corporate goals, business strategy and management requirements. These principles may be summarized as follows:

•	Align financial interests of the management team with our stockholders and the Board of Directors;

•	Attract, motivate and retain the high-caliber individuals necessary to increase total return to stockholders;

•	Provide a total compensation program where a significant portion of pay is linked to individual achievement as well as short and long-term corporate performance; and

•	Emphasize and reward performance at the individual, team and company levels.

Compliance with Internal Revenue Code Section 162(m)

We have considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for publicly held corporations for individual compensation exceeding $1 million in any taxable year for the named executive officers, unless compensation is performance based. Each of our named executive officers is beneath the $1 million threshold. We believe that any options granted under our stock option plan will meet the requirement as performance-based compensation under the transition provisions provided in the regulations under Section 162(m). Therefore, we believe that Section 162(m) will not reduce available tax deductions.

Compensation Program

Our executive compensation program has three major components to assist in our efforts to attract, retain and motivate executive officers.  We consider these components of compensation individually and collectively to determine the total compensation of executive officers. The three major components are as follows:

1.

Base salary. Each fiscal year we establish base salaries for individual executive officers based upon: (i) industry and peer group surveys, (ii) responsibilities, scope and complexity of each position, (iii) performance judgments of each individual’s past and expected future contributions, and (iv) internal equity relative to other executives’ responsibilities and base salary levels. Along with the Chief Executive Officer, the Compensation Committee reviews and approves, with appropriate modifications, an annual base salary plan for our executive officers. The Compensation Committee reviews and modifies the base salary of the Chief Executive Officer based on similar competitive compensation data and the assessment of past performance and future expectations.

2.

Annual cash (short-term) incentives. Annual cash incentives are established to provide a direct link between individual pay and corporate performance. Annual bonus awards are established for executive officer positions based upon industry and peer group surveys and range from 5% to 30% of base salary. The Committee considers our financial performance as measured by revenue and earnings growth, as well as the performance of each officer in his or her respective area. Each officer will establish operating objectives and will be rated on his or her attainment of these objectives in their area of the business. Officers may receive the full or partial portion of their targeted annual performance based bonus.

3.

Equity based incentive compensation. Long-term incentives for our employees are provided under our stock option plans. Each fiscal year, the Committee considers granting long-term incentives in the form of stock options to executive officers. These option grants are intended to motivate the executive officers to improve long-term performance and align the financial interests of the management team with the stockholders. The grant of stock options to executive officers (other than the Chief Executive Officer) was established last year. The Committee reviews the scope of responsibility, applicable strategic and operational goals and anticipated performance requirements to determine the option grants for executive officers.

4.

CEO Compensation.  Christopher M. Gleeson has served as the President and Chief Executive Officer of the Company since May 1999.  Mr. Gleeson’s fiscal year 2002 compensation, including a base salary of $270,000, was set by the Committee in April 2002.  The Compensation Committee reviewed Mr. Gleeson’s performance with regard to performance objectives, weighted among specific personal and corporate objectives, in determining his eligibility for a long-term compensation award.  Mr. Gleeson’s long-term compensation award earned in fiscal year 2002 was 45,000 stock options at an exercise price of $20.12.

Summary Compensation Table

				Long-Term Compensation Awards
		Annual Compensation
				Restricted Stock Awards ($)		Securities Underlying Options/SAR
							All Other Compensation
Name and Principal Position	Year	Salary	Bonus

Christopher M. Gleeson	2002	255,808	—	—		45,000	—
President, Chief Executive	2001	234,802	—	—		—	—
Officer and Director	2000	226,719	—	—		20,625	105,359	(1)
Nicholas Malden	2002	219,759	—	—		18,000	—
Vice President, Chief	2001	212,115	—	—		3,901	30,343	(1)
Financial Officer and Secretary	2000	62,436	—	—		45,000	—
Kendall B. Hendrick	2002	197,547	6,988	—		21,275	—
Vice President,	2001	188,666	—	—		8,760	—
General Manager of Research & Development	2000	173,200	13,000	263,750	(2)	14,481	—
Hany Massarany	2002	190,931	—	—		21,991	29,978	(1)
Vice President, General	2001	172,541	29,119	—		14,182	—
Manager of North America Commercial Operations	2000	111,094	—	—		21,610	—
Timothy B. Johnson	2002	170,005	—	—		35,000	32,425	(1)
Vice President,	2001	—	—	—		—	—
General Manager of Manufacturing Operations	2000	—	—	—		—	—

Respectfully submitted,

John Patience
James R. Weersing
Edward M. Giles

March 26, 2003

AUDIT COMMITTEE REPORT

The role of the Audit Committee is to assist the Board of Directors in its oversight of our financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Committee are “independent”, as required by applicable listing standards of Nasdaq. The Committee operates pursuant to a Charter that was adopted by the Board on July 24, 2000. As set forth in the Charter, management is responsible for the preparation, presentation and integrity of our financial statements, our accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee reviewed the audited financial statements in the annual report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee also reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has also discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

The Committee has also discussed, with the independent auditors, the matters required to be discussed by statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors, the auditors’ independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including with respect to auditor independence.  Members of the Committee rely on the information provided to them and on the representations made by management and the independent auditors.  Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above, do not assure that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that our auditors are in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2002 to be filed with the Securities and Exchange Commission.

Respectfully submitted,

Edward M. Giles
James R. Weersing
Rex J. Bates
Mark C. Miller

March 26, 2003

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total return on our common stock with the cumulative total returns (assuming reinvestment of dividends) on the Dow Jones Industrial Average Index, Standard & Poor’s 500 Stock Index and the Nasdaq Composite Index if $100 were invested in our common stock and each index on July 26, 1996.

OTHER MATTERS

Our Board is not aware of any matters to be presented at the meeting other than those described above.  However, if other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote your proxy on such matters in accordance with their judgment.

REQUIREMENTS AND PROCEDURES FOR SUBMISSION OF NOMINATIONS OF DIRECTORS BY STOCKHOLDERS AND STOCKHOLDER PROPOSALS

Nominations for the Board of Directors.  We expect to hold our 2004 Annual Meeting of Stockholders in May of 2004, although we retain the right to change this date, as we may determine. Our Bylaws provide that written notice of proposed stockholder nominations for the election of directors at the 2004 Annual Meeting of Stockholders must be received by Ventana at its offices at 1910 Innovation Park Drive, Tucson, Arizona, 85737, Attn: Secretary, no later than December 4, 2003, which is 120 calendar days prior to the anniversary of the mail date of this proxy statement.

Proposals.  Any stockholder that wishes to submit a proposal for consideration at our 2004 Annual Meeting should address such proposal to 1910 Innovation Park Drive, Tucson, Arizona, 85737, Attn:  Secretary.  In order to be included in proxy materials for our 2004 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, a stockholder proposal must be received no later than December 4, 2003.  In order for a stockholder proposal made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposal must be received by December 4, 2003.

We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s annual meeting.  The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the annual meeting, including any stockholder proposals received between the date of this proxy statement and the Bylaw Deadline for this year’s annual meeting, which was December 4, 2003.

ANNUAL REPORT

Our Annual Report on Form 10-K with certified financial statements required to be filed for the fiscal year ended December 31, 2002, is incorporated into this Notice and Proxy Statement by this reference and accompanies this Notice and Proxy Statement.  Any exhibit to the annual report on Form 10-K will be furnished to any requesting person who sets forth a good faith representation that he or she was a beneficial owner of our common stock on March 19, 2003.  The fee for furnishing a copy of any exhibit will be 25 cents per page plus $3.00 for postage and handling.

                          VENTANA MEDICAL SYSTEMS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                  May 13, 2003
                              10:00a.m. Local Time

                              VENTANA HEADQUARTERS
                           1910 Innovation Park Drive
                              Tucson, Arizona 85737

Ventana Medical Systems, Inc.

2003 Annual Meeting of Stockholders                                 Proxy
--------------------------------------------------------------------------------
   THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS FOR
        THE 2003 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 13, 2003.

The undersigned hereby constitutes and appoints NICHOLAS MALDEN and JOHN
PATIENCE, and each of them acting in the absence of the others with full power of substitution, the true and lawful attorneys and proxies of the undersigned, to attend the Annual Meeting of the Stockholders of VENTANA MEDICAL SYSTEMS,
INC. (the "Company") to be held at the Company's Headquarters at 1910 Innovation
Park Drive, Tucson, Arizona 85737, on May 13, 2003, at 10:00 a.m. Mountain
Standard Time and any adjournments thereof, and to vote all shares of the
Company's Common Stock standing in the name of the undersigned on the matters set forth on the reverse side and upon any other matters that may properly come before the meeting or any adjournment thereof, with all the powers the undersigned would possess if personally present at the meeting, as follows:

         PLEASE PROMPTLY DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.

                      See reverse for voting instructions.

                                  VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Ventana Medical Systems, Inc., c/o Shareowner
Services(TM), P.O. Box 64873, St. Paul, MN 55164-0873.

                            |   Please detach here  |
                            V                       V

The Board of Directors Recommends a Vote FOR items 1 and 2.

1.   To ratify the appointment of Ernst & Young LLP as the independent        [   ] FOR       [   ]  AGAINST       [   ]  ABSTAIN
     auditors of the Company for the fiscal year ending December 31, 2003.

2.   Election of directors: 01 James R. Weersing                               Vote FOR [   ]         Vote WITHHELD  [   ]
     Class I)               02 Mark C. Miller                                    all nominees           from all nominees
                                                                                 (except as marked)

(Instructions:  To withhold authority to vote for any indicated nominee,
write the number(s) of the nominee(s) in the box provided to the right).        _______________________________________________

Address Change?  Mark Box [   ]              Indicate changes below:                   Date______________________________

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS; (2) ; FOR THE ELECTION OF THE NOMINATED
CLASS I DIRECTORS AND (3) AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING

                                                                            ________________________________________________________

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